Exhibit 4.1
FORM OF WARRANT

THIS WARRANT AND THE SHARES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED.

OBALON THERAPEUTICS, INC.

WARRANT TO PURCHASE SHARES

This Warrant is issued to Blue Ox Healthcare Partners, LLC (“Blue Ox”) by Obalon Therapeutics, Inc., a Delaware corporation (the “Company”), as of August [  ], 2020 (the “Effective Date”), in connection with the holder’s provision of consulting services to the Company pursuant to the consulting agreement, dated as of August 11, 2020 (the “Consulting Agreement”).

1.Purchase of Shares. Subject to the terms and conditions hereinafter set forth, the holder of this Warrant is entitled, upon surrender of this Warrant at the principal office of the Company (or at such other place as the Company shall notify the holder hereof in writing), to purchase from the Company up to [one hundred thousand (100,000)] Applicable to first warrant only. Any future warrants granted pursuant to the Consulting Agreement may provide for more or less shares. shares, as adjusted pursuant to Section 7 below (the “Shares”), of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at the Exercise Price (as defined below).

2.Definitions.

(a)Change of Control. The term “Change of Control” shall mean (i) the acquisition of the Company by another entity by means of any transaction or series of related transactions with the Company (including, without limitation, any stock purchase, reorganization, merger or consolidation but, excluding any merger effected exclusively for the purpose of changing the domicile of the Company); or (ii) a sale of all or substantially all of the assets of the Company, unless the Company' stockholders of record as constituted immediately prior to such acquisition or sale will, immediately after such acquisition or sale (solely by virtue of securities issued as consideration for the Company’s acquisition or sale or otherwise) hold at least 50% of the voting power of the surviving or acquiring entity.

(b)Exercise Price. The exercise price for the Shares shall be $0.8285 per Share, as adjusted for any stock splits, dividends, combinations and the like as provided in Section 7 below (such price, as adjusted from time to time, is herein referred to as the “Exercise Price”).

3.Change of Control. In the event of a Change of Control, the holder of this Warrant will be entitled to receive in regards to any Shares not yet purchased pursuant to the Warrant, an amount, in cash, equal to the difference between the exercise price for such Shares and the price per share of Common Stock that the holder would have received upon consummation of the Change of Control if this Warrant had been exercised for shares of Common Stock prior to such event.

4.Exercise.

(a)Method of Exercise. While this Warrant remains outstanding and exercisable, the holder may exercise, in whole or in part, the purchase rights evidenced hereby. Such exercise shall be effected by:

(i)	the surrender of the Warrant, together with a notice of exercise to the Secretary of the Company at its principal offices; and

(ii)	the payment to the Company of an amount equal to the aggregate Exercise Price for the number of Shares being purchased.

(iii)
In lieu of exercising this Warrant as specified in this Section 4(a)(ii), the holder may convert this Warrant, in whole or in part, into a number of Shares determined by dividing (a) the aggregate fair market value of the Shares issuable upon exercise of this Warrant (or lesser number of shares in the case of a partial exercise) minus the aggregate Exercise Price of such Shares by (b) the fair market value of one Share. The fair market value of the Shares shall be the closing price of the Shares reported for the business day immediately before the holder delivers its notice of exercise to the Company.

(b)Exercise Period. This Warrant shall be immediately exercisable upon the Effective Date in the amount of [100,000]1 Shares. [In the event that the Consulting Agreement is terminated for any reason pursuant to Section 3(b)(i) or Section 3(d)(i) of the Consulting Agreement within six (6) months of the Effective Date (any such termination, an “Adjusting Termination”), then the number of Shares that may be purchased pursuant to this Warrant shall be reduced on a pro rata basis calculated based on the number of months that have passed in the initial 6-month term (such number of Shares, the “Adjusted Shares”). For example, if the Consulting Agreement was terminated after 3.5 months, then the number of Shares subject to the Warrant would be [58,334]1, calculated as (3.5/6.0 * [100,000]1). In the event an Adjusting Termination occurs after this Warrant has been exercised, the Company shall be entitled to repurchase from the holder, at a price per share equal to the Exercise Price paid by the holder, any Shares issued pursuant to this Warrant that exceeded the Adjusted Shares.] Applicable to first warrant only. Any future warrants granted pursuant to the Consulting Agreement will not include this language. This Warrant shall cease to be exercisable upon the expiration of this Warrant pursuant to Section 16 hereof.

5.Certificates for Shares. Upon the exercise of the purchase rights evidenced by this Warrant, one or more certificates for the number of Shares so purchased and, if this Warrant has not been fully exercised or converted and has not expired, a new Warrant representing the Shares not so acquired, shall be issued as soon as practicable thereafter.

6.Issuance of Shares. The Company covenants that the Shares, when issued pursuant to the exercise of this Warrant, will be duly and validly issued, fully paid and nonassessable.

7.Adjustment of Exercise Price and Number of Shares. The number of and kind of securities purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

(a)Subdivisions, Combinations and Other Issuances. If the Company declares or pays a dividend or distribution on the shares of Common Stock payable in common stock or other securities or property (other than cash), then upon exercise of this Warrant, for each Share acquired, holder shall receive, without additional cost to holder, the total number and kind of securities and property which holder would have received had holder owned the Shares of record as of the date the dividend or distribution occurred. If the Company subdivides the outstanding shares of Common Stock by reclassification or otherwise into a greater number of shares, the number of Shares purchasable hereunder shall be proportionately increased and the Warrant Price shall be proportionately decreased. If the outstanding shares of Common Stock are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Warrant Price shall be proportionately increased and the number of Shares shall be proportionately decreased. Any adjustment under this Section 7(a) shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.

(b)Reclassification, Reorganization and Consolidation. Upon any event whereby all of the outstanding shares of Common Stock are reclassified, exchanged, combined, substituted, or replaced for, into, with or by Company securities of a different class and/or series, then from and after the consummation of such event, this Warrant will be exercisable for the number, class and series of Company securities that holder would have received had the Shares been outstanding on and as of the consummation of such event, and subject to further adjustment thereafter from time to time in accordance with the provisions of this Warrant.

(c)Notice of Adjustment and Certain Events. The Company shall provide the holder with not less than 10 days prior written notice of, including a description of the material facts surrounding, any of the following events: (a) declaration of any dividend or distribution upon its Common Stock, whether in cash, property, stock, or other securities and whether or not a regular cash dividend; (b) offering for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights; (c) effecting any reclassification or recapitalization of Common Stock; (d) the merger or consolidation with or into any other corporation, or sale, lease, license, or conveyance of all or substantially all of its assets, or liquidation, dissolution or winding up, or (e) when any other adjustment is required to be made in the number or kind of shares purchasable upon exercise of the Warrant, or in the Exercise Price. When any adjustment is required to be made in the number or kind of shares purchaseable upon exercise of the Warrant, or in the Exercise Price, the Company shall promptly compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate to the holder of this Warrant in accordance with the notice provisions of Section 17. The certificate shall set forth such adjustment or readjustment and indicate the number of shares of Common Stock and the Exercise Price in effect after such adjustment or readjustment. The provisions of this Section 7(c) shall similarly apply to successive reclassifications, exchanges, combinations substitutions, replacements or other similar events.

8.No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, but in lieu of such fractional shares the Company shall make a cash payment therefor on the basis of the Exercise Price then in effect.

9.Reservation of Shares. During the period between the Effective Date and the Expiration Date, the Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock or other securities constituting Shares, solely for the purpose of issuance upon the exercise of this Warrant, the maximum number of Shares issuable upon the exercise of this Warrant, and the par value per Share shall at all times be less than or equal to the applicable Exercise Price.

10.Representations of the Company. The Company represents that all corporate actions on the part of the Company, its officers, directors and stockholders necessary for the sale and issuance of this Warrant have been taken. The Company will pay all original issue and transfer taxes, if any, with respect to the issue and delivery of the Shares pursuant hereto and all other fees and expenses necessarily incurred by the Company in connection herewith.

11.Representations and Warranties by the Holder. The holder of this Warrant represents and warrants to the Company as follows:

(a)This Warrant and the Shares issuable upon exercise thereof are being acquired for its own account, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act of 1933, as amended (the "Act"). Upon exercise of this Warrant, the holder of this Warrant shall, if so requested by the Company, confirm in writing, in a form satisfactory to the Company, that the securities issuable upon exercise of this Warrant are being acquired for investment and not with a view toward distribution or resale.

(b)The holder of this Warrant understands that the Warrant and the Shares have not been registered under the Act by reason of their issuance in a transaction exempt from the registration and prospectus delivery requirements of the Act pursuant to Section 4(a)(2) thereof, and that they must be held by the holder indefinitely, and that the holder must therefore bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the Act or is exempted from such registration.

(c)The holder of this Warrant has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the purchase of this Warrant and the Shares purchasable pursuant to the terms of this Warrant and of protecting its interests in connection therewith.

(d)The holder of this Warrant is aware of the Company’s business affairs and financial condition and has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the acquisition of this Warrant and its underlying securities. The holder of this Warrant further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of this Warrant and its underlying securities and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to the holder of this Warrant or to which such holder has access.

(e)The holder of this Warrant is able to bear the economic risk of the purchase of the Shares pursuant to the terms of this Warrant.

(f)The holder of this Warrant is an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Act.

12.Restrictive Legend.

The Shares (unless registered under the Act) shall be stamped or imprinted with a legend in substantially the following form:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF, AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS. COPIES OF THE AGREEMENT COVERING THE PURCHASE OF THESE SHARES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE COMPANY AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY.

13.Warrants Transferable.

(a)[This Warrant, and any Shares issued hereunder, may not be sold, assigned or otherwise transferred by the holder hereof until six months after the Effective Date, except for an assignment or transfer of this Warrant, in whole or in part, by Blue Ox to an affiliate of Blue Ox. Thereafter,]2 [T][t]his Warrant and the Shares may be offered, sold or otherwise transferred or disposed, in whole or in part, by the holder. Any sale, transfer or assignment of this Warrant or the Shares issued hereunder shall be subject to compliance with the terms and conditions of Section 13(b) and applicable federal and state securities laws.

(b)Any transfer of this Warrant shall require surrender of this Warrant properly endorsed or accompanied by written instructions of transfer. With respect to any offer, sale or other disposition of this Warrant or the Shares, the holder hereof agrees to give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of such holder's counsel, or other evidence, if requested by the Company, to the effect that such offer, sale or other disposition may be effected without registration or qualification (under the Act as then in effect or any federal or state securities law then in effect) of this Warrant or the Shares and indicating whether or not under the Act certificates for this Warrant or the Shares to be sold or otherwise disposed of require any restrictive legend as to applicable restrictions on transferability in order to ensure compliance with such law; provided, however, that (i) the Company shall not require the holder to provide an opinion of counsel if the transfer is to any affiliate of holder, provided that any such transferee is an “accredited investor” as defined in Regulation D promulgated under the Act, and additionally, (ii) the Company shall also not require an opinion of counsel if there is no material question as to the availability of Rule 144 promulgated under the Act.. Upon receiving such written notice and reasonably satisfactory opinion or other evidence, if so requested, the Company, as promptly as practicable, shall notify such holder that such holder may sell or otherwise dispose of this Warrant or the Shares, all in accordance with the terms of the notice delivered to the Company. If a determination has been made pursuant to this Section 13 that the opinion of counsel for the holder or other evidence is not reasonably satisfactory to the Company, the Company shall so notify the holder promptly with details thereof after such determination has been made. Each certificate representing this Warrant or Shares transferred in accordance with this Section 13 shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with such laws, unless in the aforesaid opinion of counsel for the holder, such legend is not required in order to ensure compliance with such laws. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.

14.Registration Rights.

(a)If, at any time during the period beginning six (6) months after the Effective Date and ending six (6) months after the Expiration Date, the Company proposes to file a registration statement under the Securities Act of 1933, as amended (the “Securities Act”) with respect to an offering by the Company of its Common Stock (other than a registration (i) pursuant to a Registration Statement on Form S-8 (or other registration solely relating to an offering or sale to employees or directors of the Company pursuant to any employee stock plan or other employee benefit arrangement), (ii) pursuant to a Registration Statement on Form S-4 (or similar form that relates to a transaction subject to Rule 145 under the Securities Act or any successor rule thereto), or (iii) in connection with any dividend or distribution reinvestment or similar plan), then the Company shall give written notice (each, a “Company Piggy-Back Notice”) of such proposed filing to the holder of this Warrant at least fifteen days before the anticipated filing date of such registration statement, and such Company Piggy-Back Notice also shall offer the holder of this Warrant, or the Shares issued hereunder, the opportunity to register such aggregate number of Shares as the holder may request. The holder shall have the right, exercisable for the five days immediately following the giving of a Company Piggy-Back Notice, to request, by written notice (the “Holder Notice”) to the Company, the inclusion of all or any portion of the Shares of the holder in such registration statement. The Company shall use reasonable efforts to cause the managing underwriter(s) of a proposed underwritten offering to permit the inclusion of the Warrant Shares which were the subject of the Holder Notice in such underwritten offering on the same terms and conditions as any Common Stock of the Company included therein. Notwithstanding anything to the contrary contained in this paragraph, if the Registration Statement relates to an underwritten offering, and the managing underwriter(s) of such underwritten offering or any proposed underwritten offering delivers a written notice to the holder that, in its reasonable determination, the total number of shares of Common Stock which the holder and the Company intend to include in such offering is such as to materially and adversely affect the success of the Company’s offering, then the amount of securities to be offered for the account of the holder shall be eliminated or reduced to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such managing underwriter(s).

(b)Notwithstanding anything contained to the contrary in this Section 14, the Company shall have the absolute right, whether before or after the giving of a Company Piggy-Back Notice or Holder Notice, to determine not to file a registration statement to which the holder shall have the right to include its Shares therein pursuant to this Section 14, to withdraw such registration statement or to delay or suspend pursuing the effectiveness of such registration statement. In the event of such a determination after the giving of a Company Piggy-Back Notice, the Company shall give notice of such determination to the holder and, thereupon, (A) in the case of a determination not to register or to withdraw such registration statement, the Company shall be relieved of its obligation under this Section 14 to register any of the Shares in connection with such registration and (B) in the case of a determination to delay the registration, the Company shall be permitted to delay or suspend the registration of Shares pursuant to this Section 14 for the same period as the delay in the registration of such other securities.

15.No Rights as Stockholder. The holder of this Warrant, as a holder of the Warrant, will not have any voting rights or other rights of a stockholder of the Company until exercise of this Warrant.

16.Expiration of Warrant. This Warrant shall be exercisable in whole or in part, at any time and from time to time, until five years from the original issue date of this Warrant (the “Expiration Date”). If this Warrant has not been exercised prior to the Expiration Date, this Warrant shall be deemed to have been automatically exercised on the Expiration Date by “cashless” conversion pursuant to Section 4(a)(iii).

17.Notices.
Any notice, consent, claim, demand, waiver, or other communication under this Warrant have legal effect only if in writing and addressed to a party to the address set forth below (or to such other address or such other person that a party may designate for itself from time to time in accordance with this Section). Notices sent in accordance with this Section will be deemed effectively given: (a) when received, if delivered by hand, with signed confirmation of receipt; (b) when received, if sent by a nationally recognized overnight courier, signature required; (c) when sent, if by email, (in each case, with confirmation of transmission), if sent during the addressee's normal business hours, and on the next business day, if sent after the addressee's normal business hours; and (d) on the third day after the date mailed by certified or registered mail, return receipt requested, postage prepaid.
Blue Ox:
Blue Ox Healthcare Partners, LLC

135 East 57th St., 23rd Floor
New York, NY 10022
Attn: Oded Levy
Email: oded@blueoxhcp.com

with a copy to Blue Ox’s counsel:
Dechert LLP
1095 Avenue of the Americas
New York, NY 10036-6797
Attn: Christian Matarese
Email.: christian.matarese@dechert.com

Obalon:
Obalon Therapeutics, Inc.
5421 Avenida Encinas, Suite F
Carlsbad, California 92008
Attn: Andrew Rasdal, Chief Executive Officer
Email: arasdal@obalon.com

18.Governing Law. This Warrant and all actions arising out of or in connection with this Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law provisions of the State of New York or of any other state.

19.Rights and Obligations Survive Exercise of Warrant. Unless otherwise provided herein, the rights and obligations of the Company, of the holder of this Warrant and of the holder of the Shares issued upon exercise of this Warrant, shall survive the exercise of this Warrant.

[Signature page follows]

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

OBALON THERAPEUTICS, INC.

By:
Name: Andy Rasdal
Title: President & CEO

EXHIBIT A
NOTICE OF EXERCISE

TO:    OBALON THERAPEUTICS, INC.

Attention: Chief Executive Officer

1.The undersigned hereby elects to purchase________Shares pursuant to the terms of the attached Warrant.

2.	Method of Exercise (Please initial the applicable blank):

_____The undersigned elects to exercise the attached Warrant by means of a cash payment, and tenders herewith payment in full for the purchase price of the shares being purchased, together with all applicable transfer taxes, if any.

_____The undersigned elects to exercise the attached Warrant by means of the net exercise provisions of Section 4(a)(iii) of the Warrant.

3.Please issue a certificate or certificates representing said Shares in the name of the undersigned or in such other name as is specified below:

_________________________
(Name)

_________________________
(Address)

4.The undersigned hereby represents and warrants that all representations and warranties of the undersigned set forth in Section 11 of the attached Warrant (including Section 11(f) thereof) are true and correct as of the date hereof.

_________________________
(Signature)

_________________________
(Name)

_________________________
(Title)

________________________
(Date)

EXHIBIT B
FORM OF TRANSFER
(To be signed only upon transfer of Warrant)

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto_________________________ the right represented by the attached Warrant to purchase __________shares of Common Stock of Obalon Therapeutics, Inc. to which the attached Warrant relates, and appoints __________Attorney to transfer such right on the books of___________, with full power of substitution in the premises.

Dated: _________________________

______________________________________________
(Signature must conform in all respects to name of Holder as specified on the face of the Warrant)
Address:_______________________________________

Signed in the presence of:

_________________________